EXHIBIT 32

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Gregory H. Eiford, Chief Executive Officer and Linda Palmer, Chief Financial Officer of TC Bancshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2021 (the “Report”) and that to the best of his/her knowledge:

(1)
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2022	/s/ Gregory H. Eiford
Gregory H. Eiford
Chief Executive Officer

Date:	August 11, 2022	/s/ Linda Palmer
Linda Palmer
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TC Bancshares, Inc. and will be retained by TC Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.